FIRST AMENDMENT TO
EMPLOYMENT AGREEMENT
This First Amendment to Employment Agreement (this “Amendment”) is dated as of August 11, 2022 and is entered into by and between Mathias Oelke (the “Employee”) and NexImmune, Inc. (the “Company”).
WHEREAS, the Company and the Employee entered into an Employment Agreement, dated as of April 5, 2022 (the “Employment Agreement”).

WHEREAS, the Company and the Employee desire to amend the Employment Agreement to increase the severance for which the Employee is eligible; and

WHEREAS, all capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Agreement;

NOW, THEREFORE, the Agreement is hereby amended as follows:

1.    Section 6(A)(i) of the Employment Agreement is superseded and restated in its entirety as follows:

“Severance Payments. The Company shall pay Employee’s then-current Annual Salary (or the Annual Salary in effect immediately prior to any reduction if the Triggering Event is in accordance with Paragraph 13.E(iii)) for a period of twelve (12) months from the Triggering Event, which severance will be payable in accordance with the Company’s then-current payroll practices payable in accordance with Paragraph 7.”

2.     Except as specifically modified herein, the terms of the Employment Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

NEXIMMUNE, INC.

By: /s/ Kristi Jones________
Name: Kristi Jones
Title: Chief Executive Officer

EMPLOYEE

/s/ Mathias Oelke_________
Mathias Oelke